Exhibit 99.1

PennyMac Financial Services, Inc. Announces Proposed

Private Offering of $650 Million of Senior Notes

WESTLAKE VILLAGE, Calif. – May 1, 2025 – PennyMac Financial Services, Inc. (NYSE: PFSI) and its subsidiaries (the “Company”) today announced that it intends to offer $650 million aggregate principal amount of Senior Notes due 2032 (the “Notes”). The Notes will be fully and unconditionally guaranteed on an unsecured senior basis by the Company’s existing and future wholly owned domestic subsidiaries, other than certain excluded subsidiaries. Proceeds from the offering, together with cash on hand, will be used for the redemption of the Company’s 5.375% senior notes due October 2025 and any remaining proceeds will be used for other general corporate purposes. The offering is subject to market conditions and other factors. The offering will be made solely by means of a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons pursuant to Regulation S under the Securities Act.

The Notes have not been and are not expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons absent an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs approximately 4,200 people across the country. For the twelve months ended March 31, 2025, PennyMac Financial’s production of newly originated loans totaled $123 billion in unpaid principal balance, making it a top lender in the nation. As of March 31, 2025, PennyMac Financial serviced loans totaling $680 billion in unpaid principal balance, making it a top mortgage servicer in the nation.

Media	Investors
Kristyn Clark	Kevin Chamberlain
mediarelations@pennymac.com	Isaac Garden
805.395.9943	PFSI_IR@pennymac.com 818.264.4907

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the proposed terms of the offering of Notes and the use of proceeds therefrom. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; real estate value changes, housing prices and housing sales; changes in macroeconomic, consumer and real estate market conditions; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our business; the mortgage lending and servicing-related regulations promulgated by federal and state regulators and the enforcement of these regulations; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of fail to meet certain criteria; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; conflicts of interest in allocating our services and investment opportunities among us and our advised entity; our ability to mitigate cybersecurity risks, cyber incidents and technology disruptions; the development of artificial intelligence; the effect of public opinion on our reputation; our exposure to risks of loss and disruptions in operations resulting from severe weather events, man-made or other natural conditions, including climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to pay dividends to our stockholders; our use of the proceeds from the offering of the Notes; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.